Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of GlobalOptions Group, Inc. on SB-2/A, Amendment No. 2 (File No. 333-136468) of our report dated January 20, 2006, with respect to the financial statements of James Lee Witt Associates, LLC as of and for the years ended December 31, 2005 and 2004. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Rubino & McGeehin, Chartered

Rubino & McGeehin, Chartered
Certified Public Accountants
Bethesda, MD
January 19, 2007